                                                                                        Exhibit 21.1

SUBSIDIARIES OF EXCELON CORPORATION

The following listing includes our legal subsidiaries existing at December 31, 2001:

NAME                                                           JURISDICTION OF INCORPORATION
-----                                                          -----------------------------

Object Design Security Corporation                             Massachusetts
Excelon Japan, Ltd.                                            Japan
Excelon U.K. Limited                                           United Kingdom
Object Design S.A.R.L.                                         France
Excelon Deutschland Gmbh                                       Germany
Excelon Australia Pty., Ltd.                                   Australia
Object Design Italia S.R.L.                                    Italy
Excelon Nederlands B.V.                                        Netherlands
C-bridge Internet Solutions European Holdings, B.V.            Netherlands
C-bridge International Holdings, Inc.                          Delaware
C-bridge Investments, Inc.                                     Massachusetts
C-bridge (Norway)AS                                            Norway
C-bridge (Sweden)AB                                            Sweden
C-bridge (Denmark)A/S                                          Denmark
C-bridge B.V.                                                  Netherlands
C-bridge Internet Solutions (U.K) Ltd.                         United Kingdom
C-bridge (Australia) Ltd.                                      Australia
C-bridge (Hong Kong) Ltd.                                      Hong Kong
C-bridge Investments, Inc.                                     Massachusetts
C-bridge (Singapore) Ltd.                                      Singapore